UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 27, 2020

Ameri Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38286	95-4484725
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5000 Research Court, Suite 750, Suwanee, Georgia	30024
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (770) 935-4152

(Former Name or Former Address, If Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock $0.01 par value per share	AMRH	The NASDAQ Stock Market LLC
Warrants to Purchase Common Stock	AMRHW	The NASDAQ Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Effective February 27, 2020, Ameri Holdings, Inc. (the “Company”) entered into a note purchase and security agreement (the “Purchase Agreement”) with an investor for the sale of a $1,000,000 secured promissory note (the “Note”).

The Note accrues interest at rate of 7.25% and is due on August 31, 2020.

The Company granted to the investor a security interest (the “Security Interest”) in and lien on all of Company’s tangible and intangible assets owned now or acquired later by the Company of any nature whatsoever. The Security Interest is a second priority security interest, senior to all other indebtedness of the Company other than with respect to the Company’s existing indebtedness to North Mill Capital LLC (“North Mill”) the priority of which is established pursuant to an Intercreditor and Debt Subordination Agreement between the investor and North Mill.

The foregoing summary of the terms of the Purchase Agreement and Note are subject to, and qualified in their entirety by, the documents attached hereto as Exhibits 10.1 and 10.2, respectively, which are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Note Purchase and Security Agreement

10.2	Secured Promissory Note

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

March 4, 2020	AMERI HOLDINGS, INC.

	By:	/s/ Barry Kostiner
Name: Barry Kostiner
Title: Chief Financial Officer